UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2011
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On September 13, 2011, Carriage Services, Inc. (the “Company”) entered into an Employment Agreement dated September 1, 2011 (the “Agreement”) with L. William Heiligbrodt, its Vice Chairman of the Board of Directors, for a term expiring September 1, 2014 (subject to earlier termination or extension). The Agreement shall automatically renew on an annual basis thereafter, unless terminated by either party upon 60 days written notice prior to the end of the term then in effect.
     The Agreement provides that Mr. Heiligbrodt will receive an annual base salary of a rate not less than $425,000. In addition, Mr. Heiligbrodt shall be entitled to an annual, discretionary incentive award, the target amount of which is 65% of the base salary with a potential maximum amount equal to 130% of the base annual salary and a minimum amount of 32 1/2% of the base annual salary based on the achievement of quantitative and qualitative metrics determined at the discretion of the Compensation Committee of the Board of Directors. Mr. Heiligbrodt shall be eligible for awards of restricted stock and other long-term incentive-based compensation under the terms of the Company’s 2006 Long Term Incentive Plan and as approved by the Compensation Committee of the Board of Directors.
     Pursuant to the Agreement, in the event the Company discharges Mr. Heiligbrodt without Cause (as defined in the Agreement), the Company shall continue to pay (1) his base salary for a period of 18 months, (2) a pro rata amount of the annual incentive award at 65% of the annual base salary for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for a period of up to 18 months. In the event the Company discharges Mr. Heiligbrodt for Cause, the Company shall have no further obligation to Mr. Heiligbrodt or his estate other than to pay that portion of Mr. Heiligbrodt’s salary accrued through the date of termination.
     If following a change in control Mr. Heiligbrodt voluntarily terminates his employment for Good Reason (as defined in the Agreement) or he is discharged without Cause, in either case, within 24 months following the change in control, then the Company shall pay (1) a lump sum payment equal to one and a half times Mr. Heiligbrodt’s base annual salary, (2) 100% of the of the annual incentive award at the 65% of the annual base salary for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for up to 36 months.
     The foregoing is a summary of certain terms and conditions of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.
10.1	Employment Agreement dated September 1, 2011 between Carriage Services, Inc. and L. William Heiligbrodt.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: September 15, 2011	By:	/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Employment Agreement dated September 1, 2011 between Carriage Services, Inc. and L. William Heiligbrodt.